UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2006

NEWGEN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000- 23365	33-0840184
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210
(Address of principal executive offices) (zip code)

(704) 552-3590
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

On September 1, 2006, ACTANOL BioEngineering GmbH, a wholly-owned subsidiary of Actanol BioEngineering, Inc., an entity in which NewGen Technologies, Inc. owns 60% of the outstanding common stock, acquired 24,700 shares of IPF Germany GmbH representing 98.8% of the outstanding shares of IPF Germany GmbH for a purchase price of 257,000 Euro and the obligation to provide an interest bearing working capital loan of up to 250,000 Euro (approximately $650,000 in the aggregate).

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Share Purchase and Transfer Agreement by and between IndustriePlanung Fischer AG and ACTANOL BioEngineering GmbH

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWGEN TECHNOLOGIES, INC.

Dated: September 8, 2006	By:	/s/ Scott Deininger
Name: Scott Deininger
Title: Chief Financial Officer